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            HOMESTEAD FUNDS - SHORT-TERM GOVERNMENT SECURITIES FUND
                                30 DAY SEC YIELD
                            AS OF DECEMBER 31, 1998

Formula: 2{[(a-b)/(c*d)=1] /\ 6-1}

Where:  a =  Dividends and interest earned during the period.
        b =  Expenses accrued for the period (net of reimbursements).
        c = The average daily number of shares outstanding during the period that were entitled to receive dividends.
        d =  The maximum offering price per share on the last day of the period.

        2{[(101,337.24 - 14,694.59)/4,674,606 * 5.09) + 1]/\6 - 1} = 4.41%

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                     HOMESTEAD FUNDS - SHORT-TERM BOND FUND
                                30 DAY SEC YIELD
                            AS OF DECEMBER 31, 1998

Formula 2{[(a-b)/(c*d)=1] /\ 6-1}

Where:  a =  Dividends and interest earned during the period.
        b =  Expenses accrued for the period (net of reimbursements).
        c = The average daily number of shares outstanding during the period that were entitled to receive dividends.
        d =  The maximum offering price per share on the last day of the period.

        2{[(736,058.62 - 89,668.38)/27,895,699 * 5.21) + 1] /\ 6 - 1} = 5.38%